Exhibit 10.39
FOURTH AMENDED AND RESTATED
INTERCREDITOR AND LOCKBOX
ADMINISTRATION AGREEMENT
dated as of June 30, 2005
     THIS FOURTH AMENDED AND RESTATED INTERCREDITOR AND LOCKBOX ADMINISTRATION AGREEMENT, dated as of June 30, 2005 (such agreement as amended, modified, waived, supplemented or restated from time to time, the “Agreement”), is by and among:
     (1) BANK OF AMERICA, N.A., a national banking association (together with its successors and assigns, “Bank of America”), as lockbox bank under this Agreement (the “Lockbox Bank”);
     (2) Each of the FINANCING AGENTS party hereto, including each of the parties that from time to time may become a Financing Agent party hereto by execution and delivery of a joinder agreement in the form of Exhibit C hereto as financing agent under any of the Financing Documents (as defined below) (each a “Financing Agent” and collectively, the “Financing Agents”);
     (3) CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (the “Originator”), in each of the following capacities: (i) as original servicer under the Financing Documents (the “Original Servicer”) and (ii) as lockbox servicer under this Agreement (solely in such capacity, the “Lockbox Servicer”); and
     (4) CAPITALSOURCE FUNDING INC., a Delaware corporation (f/k/a CapitalSource Funding LLC), as the owner of the lockbox accounts and lockbox (in such capacity, the “Owner”).
R E C I T A L S
     WHEREAS, the Originator and certain of its affiliates have entered into various commercial paper conduit, warehouse, securitization, repurchase, loan sale and financing arrangements (each such transaction is referred to herein as a “Financing” and, collectively, such transactions are referred to herein as “Financings”) more particularly described on Schedule I hereto, pursuant to which the Originator and/or such affiliates have sold, assigned, transferred and/or granted a security interest in certain specific loans, receivables, general intangibles, other assets and related security (collectively, together with any proceeds thereof, being the “Obligations”) in favor of the respective Financing Agents;
     WHEREAS, the Originator and certain of its affiliates may from time to time enter into additional Financings pursuant to which the Originator and/or such affiliates may sell, assign, transfer and/or grant a security interest in certain specific Obligations in favor of one or more subsequent Financing Agents (the specified Obligations which have been sold, assigned, transferred and/or granted, in the case of Financings consummated on or prior to the date hereof

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and identified on Schedule I hereto as of the date hereof, and which may be sold, assigned, transferred and/or granted as part of a Financing consummated after the date hereof that involves a Financing Agent, are referred to herein collectively as “Financing Assets” and the agreements, instruments or documents executed in connection therewith, as any of the same may be amended, supplemented, waived, modified or restated from time to time, are referred to collectively herein as the “Financing Documents”); and
     WHEREAS, the parties hereto have entered into a Fifth Amended and Restated Three Party Agreement Relating to Lockbox Services and Control, dated on or about June 30, 2005, as the same may be amended, supplemented or restated from time to time in accordance therewith and herewith (a copy of which is attached as Exhibit A hereto) (as amended, modified, supplemented, restated or replaced from time to time, the “Lockbox Agreement”) providing for the processing of deposits by the Lockbox Bank to accounts in the name of the Owner (the “Lockbox Accounts”) of payments made by the underlying obligors of certain Obligations that are received from time to time at the lockbox designated therein (the “Lockbox”) or otherwise deposited directly into the Lockbox Accounts by wire transfer or otherwise and income or proceeds thereof (collectively, “Remittances”), some of which Remittances may relate to various Financing Assets and some of which may not relate to any of the Financing Assets but constitute Remittances with respect to Obligations or portions of Obligations or other loans, receivables, general intangibles, other property and related security retained by the Originator (including such property in which other assignees of the Originator may have an interest) (collectively, “Other Assets”).
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1. Regarding Liens and Interests.
     (a) Each Financing Agent shall not have or assert, and hereby disclaims, any right, title or interest in or to any (i) Financing Assets in which a security interest has not been granted to it pursuant to its applicable Financing Documents, (ii) Other Assets and (iii) Remittances relating to either of the foregoing except to the extent such Remittances are commingled with Remittances of such Financing Agent’s Financing Assets which are pending distribution, and each Financing Agent claims an undivided interest in the contents of the Lockbox Accounts to the extent such Remittances deposited therein represent its Financing Assets, in each case subject in all respects to the terms of this Agreement; provided, however, that each such Financing Agent does not hereby disclaim its rights under Section 1(d) and 2(c) below, or any rights it may have as a beneficiary of the security interest in the Lockbox and Lockbox Accounts, referred to in Section 3 below.
     (b) Each of the Originator, the Original Servicer, the Lockbox Servicer and the Owner shall not have or assert, and hereby disclaims, any right, title or interest in or to any Financing Assets (except to the extent permitted pursuant to the related Financing Documents), including, without limitation, all Remittances relating thereto, except to the extent such Remittances are commingled with the Remittances representing Financing Assets which are pending distribution, in which case the Originator claims an undivided interest in the contents of

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the Lockbox Accounts solely to the extent such Remittances represent Other Assets and subject in all respects to the terms of this Agreement.
     (c) Nothing herein shall be deemed to waive any rights of any Financing Agent in the event of any transfer or other disposition of Financing Assets, as the case may be, in violation of the agreements relating thereto or to preclude the exercise by any Financing Agent of rights and remedies provided for under the Financing Documents related to the Remittances related to such Financing Agent, as applicable, including without limitation (and if and to the extent so provided therein or thereby) notification to customers of the Originator directing such customer’s Remittances be made to an account or lockbox other than the Lockbox Accounts or Lockbox, it being understood that this Agreement addresses only Remittances which are contained in or on deposit in the Lockbox or Lockbox Accounts; provided that in no event shall any Financing Agent cause any Remittances in which another Financing Agent has an interest or which comprise part of the Other Assets to be remitted to an account other than the Lockbox Accounts without the prior written consent of each other Financing Agent that would be affected thereby and, in the case of Other Assets, the Originator, as applicable.
     (d) In exercising any of its rights or remedies under the Financing Documents, as applicable, with respect to any right, title and interest of the Originator as lessee, licensee or otherwise, in and to any computer hardware and software or related intellectual property, each of the Financing Agents agrees that it shall not take any action that would materially impair the rights or ability of any other party to use such property in connection with the transactions contemplated under the Financing Documents, as applicable. The parties acknowledge that such property may be necessary to or useful in the servicing, administration and collection of all of the Financing Assets and agree to cooperate in good faith such that the respective interests of each Financing Agent therein and with respect thereto shall be protected and preserved.
     Section 2. Separation of Collateral.
     (a) Each Financing Agent hereby agrees promptly to transfer and return to, or in accordance with the directions of, any other applicable Financing Agent or the Originator (as applicable), at such account or other place as the appropriate other Financing Agent or the Originator (as applicable) may instruct, any funds or other property that are received by such Financing Agent and that are identifiable by such Financing Agent, using reasonable efforts, or that are identified by the Originator, the Original Servicer (or a Successor Servicer, if applicable), the Lockbox Servicer, the Owner or another Financing Agent, in each case, as not constituting Financing Assets (or portions thereof) in which such Financing Agent has been granted an interest pursuant to its applicable Financing Documents but instead constituting (x) Financing Assets (or portions thereof) other than those in which such Financing Agent has been granted an interest under its Financing Documents or (y) Other Assets. For purposes of maintaining the perfection of the other Financing Agent’s (as applicable) interest therein, the other Financing Agents each hereby appoint such Financing Agent as its agent in respect of such funds and other property; provided, that such Financing Agent’s sole duty as such agent shall be to hold such funds or other property for the benefit of the applicable Financing Agent and to transfer such funds or other property to or at the direction of such other Financing Agent (as applicable) as aforesaid. To the extent any Financing Agent fails to promptly comply with its obligations to return funds or other property as provided in this Section 2(a), subsequent

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distributions that would otherwise be made to such Financing Agent may be paid (on behalf of such Financing Agent at the instruction of the Originator or such Financing Agent) to such other Financing Agent or the Originator until such Financing Agent’s obligation to return such funds or other property is satisfied (whether by return of such funds or other property or through subsequent distributions), and each Financing Agent hereby agrees to and authorizes the application of such payments and the rights of the Originator or the applicable Financing Agent, as applicable, to cause such application.
     (b) Each of the Originator, the Original Servicer, the Lockbox Servicer and the Owner hereby agrees promptly to transfer and return to, or in accordance with the directions of, the applicable Financing Agent, at such account or other place as such Financing Agent may instruct, any funds or other property that are received by the Originator, the Original Servicer, the Lockbox Servicer or the Owner, and that are identifiable by the Originator, the Original Servicer, the Lockbox Servicer or the Owner, using reasonable efforts, or that are identified by any Financing Agent, in each case, as not constituting Other Assets but instead constituting Financing Assets (or proceeds thereof). For purposes of maintaining the perfection of the respective Financing Agent’s interest therein, the applicable Financing Agents each hereby appoint the Originator, the Original Servicer, the Lockbox Servicer or the Owner, as applicable, as their agent in respect of any such funds and other property. The Originator, the Original Servicer, the Lockbox Servicer or the Owner, as such agent, shall hold such funds or other property for the benefit of the applicable Financing Agent and transfer such funds or other property to or at the direction of such Financing Agent as aforesaid. To the extent the Originator fails to promptly comply with its obligations to return funds or other property as provided in this Section 2(b), subsequent distributions that would otherwise be made to the Originator shall be paid (on behalf of the Originator and the Originator hereby directs such amounts to be paid as described herein) to any applicable Financing Agent (or, pro rata among any applicable group of Financing Agents) until the Originator’s obligation to return such funds or other property is satisfied (whether by return of such funds or other property or through subsequent distributions), and the Originator hereby agrees to and authorizes the application of such payments and the rights of the applicable Financing Agent or Financing Agents to cause such application.
     (c) Each Financing Agent hereby acknowledges that certain related records and other files (including electronic files), documentation, software and similar assets may comprise a portion of the Financing Assets inapplicable to that Financing Agent and/or Other Assets. Each of the parties hereto agrees to cooperate in good faith such that the respective interests of the applicable Financing Agent (or further assignees thereof) in such assets shall be protected and preserved and, without limiting the obligations of any party hereto, each party hereto agrees to permit each other reasonable access to such assets (to the extent they shall be in the possession or control of such party) as shall be necessary or desirable to manage and realize on the Financing Assets or the Other Assets, as the case may be. Except as otherwise provided in the immediately preceding sentence, in the event that any of the Financing Assets or the Other Assets become commingled, then each of the Financing Agents shall, in good faith, cooperate with each other to identify and separate any such commingled Financing Assets or the Other Assets, as applicable.
     (d) The out–of–pocket costs and expenses incurred by the parties hereto to effect any identification, separation and/or sharing (including without limitation reasonable fees and expenses of auditors and attorneys) required by this Section 2 that is not completed by the

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Original Servicer or the Originator (at their own expense) shall be borne by the Originator. No Financing Agent shall be required by this Section 2 to take any action that it believes, in good faith, may prejudice its ability to realize the value of, or to otherwise protect, its interests (and the interests of the parties for which it acts) in the applicable Financing Assets or the Other Assets, respectively; provided, that nothing in this sentence shall relieve the Originator or any of its subsidiaries or affiliates of its obligations hereunder or under the Financing Documents, as applicable, with respect to the Financing Assets notwithstanding any effect thereof on the Other Assets or the rights or interests of the Originator or any of its subsidiaries or affiliates therein or thereto.
     Section 3. Lockbox Issues.
     (a) The Originator, the Owner, the Original Servicer, the Lockbox Servicer and the Lockbox Bank confirm to each of the Financing Agents that the Lockbox and the Lockbox Accounts have been established by the Owner with the Lockbox Bank, and that the Lockbox Agreement is in full force and effect pursuant to its terms.
     (b) The Lockbox Numbers and Lockbox Account Numbers are set forth below:

Lockbox No.	Lockbox Account No.
CapitalSource Funding Inc. — HFG P.O. BOX 409780 ATLANTA GA 30384-9780	003930559738

CapitalSource Funding Inc. — SFG P.O. BOX 409739 ATLANTA GA 30384-9739	003938703751

CapitalSource Funding Inc. — CFG P.O. BOX 409761 ATLANTA GA 30384-9761	003939396662

CapitalSource Funding Inc.	003922575610
The Originator and the Owner agree that the Lockbox and the Lockbox Accounts shall be maintained at all times in the name of the Owner.
     (c) The Lockbox Bank’s authorized representatives will have sole access to the Lockbox, and neither the Originator nor any of its affiliates (including, without limitation, the

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Owner) shall have any authority to cancel or alter the name, address, location and other terms of the Lockbox without the prior written consent of all the parties hereto. Items will be endorsed, credited to the Lockbox Accounts and presented for payment in accordance with the Standard Terms and Conditions as attached as Exhibit A to and made a part of the Lockbox Agreement.
     (d) The Original Servicer is hereby designated as the initial Lockbox Servicer. The Original Servicer confirms to each of the parties hereto that all actions of the Original Servicer taken hereunder and under the Lockbox Agreement with respect to Remittances received in the Lockbox or Lockbox Accounts shall be in its capacity as servicer under the applicable Financing Documents or hereunder and not in its individual capacity. The Original Servicer (or any Successor Servicer (as defined below)), shall (within two (2) business days of receipt of the associated remittance details) determine and identify the portion of such Remittance received in the Lockbox or Lockbox Accounts that represents the Financing Assets (“Financing Remittances”) and the portion that represents Other Assets (“Other Remittances”). To the extent such Remittances constitute Financing Remittances, the Original Servicer shall determine which Financing each portion of such Financing Remittances relate to and cause the transfer of such funds, to the extent it is permitted to do so pursuant to Section 3(e)(1) below, to the appropriate collection account in accordance with (and within the time frames specified by) the related Financing Documents. In addition, the Original Servicer (or a Successor Servicer) shall determine whether any amounts in the Lockbox Accounts do not constitute Remittances with respect to either Financing Assets or Other Assets, but have nonetheless been paid or deposited thereto by a customer in error (“Misdirected Payments”). The Original Servicer (or a Successor Servicer) shall provide notice to the Lockbox Servicer (if a separate entity) of the amounts of the payments to be made to each Financing Agent and the Originator, as applicable, and of any Misdirected Payments (such notice being an “Allocation Notice”), which amounts shall be determined in accordance with this Section 3(d). For purposes of this Agreement, portions of Financing Remittances that relate to each Financing and the Other Remittances shall each constitute a “Type” of Remittance and the category of Obligations (or portion thereof) to which such Remittance relates constituting a “Type” of Obligation.
     Each of the parties hereto hereby agrees that:
(1)	if the Original Servicer is terminated or has resigned its role as servicer under any of the applicable Financing Documents, or

(2)	if the funds in the Lockbox or Lockbox Accounts become subject to any seizure, freeze application, or enforcement of any security interest adverse to the interests of any Financing Agent
(each of the events in clause (1) and (2) being a “Lockbox Trigger Event”), then in any such case this Agreement and the Lockbox Agreement shall continue to remain in full force and effect and a successor servicer to the Original Servicer hereunder shall be appointed by delivery of joint written notice from both (a) the Financing Agents representing holders of at least 66.67% of the Financing Assets that are part of financings that are term securitizations and (b) the Financing Agents representing holders of at least 66.67% of the Financing Assets that are part of financings that are not term securitizations, each as determined from the most recent Financing Asset Report (as defined below) delivered by the Originator (such Financing Agents being the

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“Requisite Financing Agents”), to the Originator (with a copy to the Lockbox Bank) identifying such successor servicer, together with such successor servicer’s written acceptance of such appointment, and such successor servicer (being referred to herein as the “Successor Servicer”) shall thereupon succeed to all rights, benefits, duties and obligations of the Original Servicer hereunder, to the extent the same relate to the giving of disbursement instructions above.
     Each of the parties hereto hereby agrees that if the Lockbox Bank’s short-term debt rating is reduced below “F-1” by Fitch, Inc., then in any such case this Agreement and the Lockbox Agreement shall continue to remain in full force and effect and a successor lockbox bank to the initial Lockbox Box hereunder shall be appointed by delivery of joint written notice from each Financing Agent then party to this Agreement pursuant to and in accordance with the provisions of Section 3(h) hereof.
     In the event a customer with respect to an Obligation of one Type is also a customer with respect to any other Type of Obligation, and one or more Remittances related to such customer are in the Lockbox Accounts at any one time, the Original Servicer (or a Successor Servicer, if applicable) shall determine which Remittances relate to which Type, and shall also determine how such Remittances are to be allocated, in accordance with the allocation rules described below (unless otherwise specified in writing by the customer in respect of that customer’s Remittance, in which case the Remittance shall be allocated in accordance with such customer specification to the extent that none of the parties hereto object to such specification):
     (i) First, to all past due payments, if any, with respect to each Obligation of such customer, without regard to Type (but subject to the proviso below);
     (ii) Second, to the minimum payment due in the current payment period with respect to each Obligation of such customer, without regard to Type (but subject to the proviso below); and
     (iii) Third, to the remaining outstanding balance of each Obligation of such customer, without regard to Type (but subject to the proviso below);
provided, that if in allocating Remittances in accordance with the above,
     (x) the Remittances to be allocated are in respect of more than one Type, and
     (y) the Remittances to be allocated are insufficient to satisfy for all Types of Obligation, the delinquencies, minimum current payments due or remaining outstanding balances, as applicable, then the Remittances shall be allocated to the delinquencies, minimum current payments due or remaining outstanding balances, as applicable, for each Type of Obligation pro rata based on the proportion that the delinquency, minimum current payment due or remaining outstanding balance, as applicable, for each such Type bears to the delinquencies, minimum current payments due or remaining outstanding balances, as applicable, for all Types.

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The allocation contemplated by this Section 3(d) shall be made by the Requisite Financing Agents (or an entity chosen by them) as opposed to the Original Servicer (or a Successor Servicer) under the circumstances contemplated by Section 3(e)(2) below.
     (e) Disbursements
(1)	The Financing Agents agree that (i) at any time prior to a Lockbox Trigger Event none of them will deliver or cause the delivery of a Notice (as defined in Section 2(a) of the Lockbox Agreement, a “Notice”) to the Lockbox Bank and (ii) at any time prior to delivery of a Notice to the Lockbox Bank (x) the Lockbox Servicer shall have authority to deliver the written disbursement instructions (the “Disbursement Instructions”) to the Lockbox Bank and (y) the Original Servicer (or a Successor Servicer) shall have the authority to make the allocation determinations described in Section 3(d) above or deliver an Allocation Notice to the Lockbox Servicer. Until a Notice is received by the Lockbox Bank, the Lockbox Servicer will deliver Disbursement Instructions to the Lockbox Bank in a timely manner and in compliance with its obligations to direct Remittances with respect to each Financing to the applicable collection account and the Lockbox Bank shall make distributions pursuant to such Disbursement Instructions.

(2)	On and after the occurrence of a Lockbox Trigger Event, the Requisite Financing Agents (or another entity designated by them) shall be entitled to deliver a Notice to the Lockbox Bank and/or to make the allocation determinations (including the preparation of the Allocation Notice, if any) described in Section 3(d) above by providing notice of exercise of such right to the Original Servicer (or any Successor Servicer). Upon delivery of a Notice to the Lockbox Bank and at all times thereafter, the Lockbox Bank shall no longer honor such instructions or any Allocation Notice or Disbursement Instructions received from the Lockbox Servicer, the Owner or the Originator, but shall instead make distributions pursuant to the account listed in the Notice from the Requisite Financing Agents (or an entity designated by them). Each of the Financing Agents agree that the funds so transferred to such account will be allocated in accordance with the provisions of this Agreement.

(3)	The Lockbox Bank shall disburse funds from the Lockbox Account only upon and in conformity with Section 3(e)(1) or 3(e)(2) above and shall be fully protected to the extent it follows any such instructions. The Lockbox Bank shall have no obligation or responsibility to make inquiry or in any way attest to, determine or verify the accuracy of any such written instructions or allocations, nor shall the Lockbox Bank have any duty or obligation in this regard other than to comply with such instructions of the Lockbox Servicer or, after receipt of a Notice, the Requisite Financing Agents (or an entity designated by them) by effecting funds transfers in accordance with such instructions.

(4)	[Intentionally omitted]

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(5)	The Original Servicer (or any Successor Servicer) agrees to provide the Allocation Notice to the Lockbox Servicer for so long as the Financing Agents have not provided a Notice pursuant to Section 3(e)(2) above and to otherwise cooperate in good faith to provide access to the information necessary to make the allocations required by the Disbursement Instructions (including, without limitation preparing such Disbursement Instructions, or instructions related to disbursements from the account designated in the Notice on behalf of the Financing Agents if so requested) to the Lockbox Servicer or the Financing Agents (or a representative appointed by the Requisite Financing Agents) within the time frames specified by Section 3(d) above.

(6)	Each Disbursement Instruction shall be calculated in accordance with the Allocation Notice (if any) and (whether presented by the Original Servicer (or a Successor Servicer) or the Requisite Financing Agents (or an entity designated by them)) the other provisions of Section 3(d) above and shall identify Remittances held in the Lockbox Accounts as Financing Remittances or Other Remittances and direct that transfers be made by the Lockbox Bank from the Lockbox Accounts to (i) the collection account specified in the written instructions received by the Lockbox Servicer from the applicable Financing Agent with respect to the Financing Remittances applicable to such Financing Agent or (ii) the account specified in the written instructions received by the Lockbox Servicer from the Originator with respect to the Other Remittances, as applicable.

(7)	Each of the parties hereto agrees that it will not (by actions taken hereunder, pursuant to the Financing Documents or otherwise) cause the payment or application of Remittances in contravention of the order or the allocation set forth in this Agreement including as set forth in valid Disbursement Instructions; provided, that the foregoing shall not prevent any entity that is a Financing Agent from providing financing, liquidity or other services to the Originator in connection with transactions which are not Financings and for which such entity does not serve as a Financing Agent hereunder (for the avoidance of doubt, any such financings, liquidity or other transactions would involve remittances related to Other Assets and such entity, until such time as it became a Financing Agent hereunder with respect to that transaction, would have no direct rights under this Agreement with respect to such transaction).
     (f) The Lockbox Servicer may resign or cease to perform its respective duties and obligations as Lockbox Servicer upon written notice thirty (30) days in advance to the Financing Agents of such intention to resign or cease performing its obligations. The Lockbox Bank may resign or cease to perform any duties or obligations under this Agreement pursuant to Section 4 of the Lockbox Agreement. Originator agrees to pay on demand to the Lockbox Bank all usual and customary service charges, transfer fees and account maintenance fees in connection with its services hereunder and pursuant to the Lockbox Agreement and agrees to pay to Lockbox Bank, upon receipt of Lockbox Bank’s invoice, all costs, expenses and attorneys’ fees (including allocated costs for in–house legal services) incurred by the Lockbox Bank in connection with the enforcement of this Agreement and any instrument or agreement required hereunder, including but not limited to any such costs, expenses and fees arising out of the resolution of any conflict,

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dispute, motion regarding entitlement to rights or rights of action, or other action to enforce the Lockbox Bank’s rights in a case arising under Title 11, United States Code. The Originator agrees to pay the Lockbox Bank, upon receipt of Lockbox Bank’s invoice, all costs, expenses and attorneys’ fees (including allocated costs for in–house legal services) incurred by the Lockbox Bank in the preparation and administration of this Agreement (including any amendments hereto or instruments or agreements required hereunder).
     The Lockbox Bank agrees that pursuant to the Lockbox Agreement it shall not exercise any right of set–off against Financing Remittances in the Lockbox Accounts; provided, that the Lockbox Bank may exercise rights of set–off to reimburse itself for any checks against which payment is made from the Lockbox Accounts which are subsequently returned unpaid or returned for any reason. Any amounts paid to the Lockbox Bank with respect to returned checks pursuant to this paragraph shall be allocated among the Financing Agents and/or the Originator, as applicable, in relation to the funds received in relation to such returned check. Any subsequent distribution shall be subject to reduction by such amounts pursuant to Section 2(a) and Section 2(b), as applicable by such allocation. Any amounts offset by the Lockbox Bank in respect to fees and expenses pursuant to this paragraph shall be reimbursed by the Originator to the applicable Financing Agent within two (2) business days of notice of such offset.
     (g) Each of the Financing Agents hereby appoints the Lockbox Servicer as their agent and custodian, solely for purposes of continuing the perfection and priority of its respective interests, with respect to the applicable Financing Remittances; provided, however, the Lockbox Servicer shall have no fiduciary or other duties or obligations, either express or implied, to any Financing Agent in such capacity. Such rights shall be in addition to (and not in lieu of) the Financing Agent’s right to direct disposition of the funds in the Lockbox Accounts pursuant to the Lockbox Agreement and this Agreement.
     (h) Each of the Lockbox Bank and Lockbox Servicer may be removed upon at least thirty (30) days’ joint written notice (the “Successor Notice Period”) from each of the Financing Agents to the Lockbox Bank and/or the Lockbox Servicer, as applicable; provided, that, no such removal shall be effective until a successor lockbox bank to the Lockbox Bank and/or a successor lockbox servicer to the Lockbox Servicer, as applicable, shall be appointed by delivery of joint written notice from each of the Financing Agents to the Lockbox Bank and/or the Lockbox Servicer identifying such successor, together with such successor lockbox bank’s and/or lockbox servicer’s written acceptance of such appointment, and such successor lockbox bank (being referred to herein as the “Successor Lockbox Bank”) and such successor lockbox servicer (being referred to herein as the “Successor Lockbox Servicer”) shall thereupon succeed to all rights, benefits, duties and obligations of the Lockbox Bank and the Lockbox Servicer, as applicable, hereunder and under the Lockbox Agreement and this Agreement; provided, further, that, in the event no Successor Lockbox Bank or Successor Lockbox Servicer (as applicable) has been appointed prior to the expiration of the Successor Notice Period, each of the Financing Agents shall give to the Lockbox Bank or the Lockbox Servicer (as applicable) at least thirty (30) days’ joint written notice prior to the appointment and acceptance of its successor becoming effective. Upon receipt of such written notice and acceptance by the Successor Lockbox Servicer, the Successor Lockbox Servicer shall thereafter make disbursements of Financing Remittances, as applicable, from the Lockbox Accounts pursuant to Section 3(d) and (e) above; provided after removal and prior to receipt of notice of such acceptance of appointment, the

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Lockbox Servicer shall give Disbursement Instructions to disburse Financing Remittances solely in accordance with the joint written instructions of each of the Financing Agents. Each of the Financing Agents agrees to use its good faith best efforts to agree upon a mutually acceptable Successor Lockbox Bank and Successor Lockbox Servicer, as applicable, in the event of the removal of the Lockbox Bank and/or the Lockbox Servicer.
     Section 4. Security Interest in Lockbox and Lockbox Accounts.
     The parties hereto acknowledge that the Originator and one or more affiliates, as applicable, have granted a security interest in all their right, title and interest in the Lockbox and Lockbox Accounts, and the proceeds thereof, in favor of the each Financing Agent (as applicable), but only to the extent of each of their respective interests under the applicable Financing Documents.
     Section 5. Notice Matters.
     All notices and other communications hereunder or in connection herewith shall be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, by facsimile or by overnight delivery service, to the intended party at the address or facsimile number of such party set forth on Exhibit B hereto or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto given in accordance with this paragraph. All notices and communications hereunder or in connection herewith shall be effective only upon receipt. Facsimile transmissions shall be deemed received upon receipt of verbal confirmation of the receipt of such facsimile.
     Section 6. Authorization; Binding Effect; Survival.
     The Lockbox Bank and the Lockbox Servicer confirm that they are authorized to execute, deliver and perform this Agreement. The Originator, the Original Servicer and the Owner confirm that they are able to execute, deliver and perform this Agreement. Each Financing Agent confirms that it is authorized to execute, deliver and perform this Agreement. This Agreement shall be binding on and inure to the benefit of each Financing Agent and its respective successors and assigns. Except as provided in the preceding sentence, the provisions of this Agreement may not be relied upon by any third party for any purpose.
     Section 7. Integration.
     This Agreement contains a final and complete integration of all prior expressions by the parties hereto with respect to the intercreditor matters set forth herein and shall together constitute the entire agreement between the parties hereto with respect to such matters, superseding all prior oral or written understandings.
     Section 8. Limitation of Liability; Force Majeure.
     (i) The Lockbox Bank may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to

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it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties.
     (ii) The Lockbox Bank may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
     (iii) Except to the extent expressly provided herein or in the Lockbox Agreement, the Lockbox Bank shall not be liable to the parties hereto for any expense, claim, loss, damage or cost arising out of or relating to its performance under this Agreement or the Lockbox Agreement, error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct or grossly negligent performance or omission of its duties.
     (iv) The Lockbox Bank shall not be obligated to take any legal action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it. Nothing contained in this Agreement shall create any agency, fiduciary, joint venture or partnership relationship between the Lockbox Bank and any other party hereto.
     (v) The Lockbox Bank shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Lockbox Bank.
     (vi) The Lockbox Bank shall not be required to expend or risk its own funds in the performance of its duties hereunder.
     (vii) The Lockbox Bank shall not be liable for any loss or claim resulting from any cause outside of the Lockbox Bank’s reasonable control.
     (viii) In no event shall the Lockbox Bank be liable for incidental, special, indirect or consequential damages, including but not limited to lost profits.
     (ix) A delay in or failure of performance by the Lockbox Bank under this Agreement will be excused and shall not constitute a default hereunder or otherwise give rise to any liability of the Lockbox Bank if such delay or failure could not be prevented by the exercise of reasonable diligence by the Lockbox Bank and such delay or failure was caused by circumstances beyond the Lockbox Bank’s reasonable control, including but not limited to (i) legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, fire, strike, lockout or other labor dispute, war, riot, theft, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communications or transmission facilities, equipment failure, or act, negligence or default of all other parties hereto or (ii) such failure or delay resulted from the Lockbox Bank’s reasonable belief that the action would have violated any guideline, rule or regulation of any governmental authority.

Fourth A&R Lockbox Admin. and Intercreditor	12

     Section 9. Amendments.
     No amendment or supplement to or modification of this Agreement and no waiver of or consent to departure from any of the provisions of this Agreement shall be effective unless such amendment, supplement, modification, waiver or consent is in writing and signed, in the case of an amendment, supplement or modification, by each of the Financing Agents, the Lockbox Bank, the Owner, the Originator, the Original Servicer and the Lockbox Servicer; provided, that after delivery of a Notice to the Bank, then neither the Owner, the Originator, the Original Servicer (only if it is still acting in such capacity and there has not been appointed a Successor Servicer) or the Lockbox Servicer shall need to be a party to any amendment, supplement or modification that does not increase the liabilities or obligations of such party hereunder or, in the case of any waiver or consent, by the party against which enforcement of such waiver or consent is sought, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Prior to the execution of any such amendment, waiver or consent, the Originator and/or any applicable Financing Agent shall furnish written notification of the substance of such amendment, supplement, modification or consent, together with a copy thereof, to each rating agency to the extent required pursuant to the respective Financing Documents.
     Section 10. Governing Law.
     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), EXCEPT THAT MATTERS RELATING TO THE PERFECTION OR EFFECT OF PERFECTION OR NONPERFECTION OF A SECURITY INTEREST IN THE LOCKBOX AND LOCKBOX ACCOUNTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF WHERE THE ACCOUNT IS MAINTAINED.
     Section 11. Waiver of Jury Trial.
     EACH PARTY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EACH PARTY FURTHER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT EACH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVER AND CERTIFICATIONS CONTAINED IN THIS SECTION 11.

Fourth A&R Lockbox Admin. and Intercreditor	13

     Section 12. Headings.
     Captions and section headings are used in this Agreement for convenience of reference only and shall not affect the meaning or interpretation of any provision hereof.
     Section 13. Counterparts.
     This Agreement may be executed in any number of counterparts (including by facsimile or other electronic means) and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.
     Section 14. Termination.
     In the event that all obligations secured by Financing Assets with respect to a Financing Agent shall have been paid in full and the applicable Financing Documents and liens created thereunder shall have been terminated or released, then the applicable Financing Agent shall promptly notify the other parties hereto and the Lockbox Servicer, and such Financing Agent shall no longer have any rights or obligations hereunder. The foregoing shall not release the Originator of any obligations it may have to the Lockbox Servicer.
     Section 15. Description of Financings; Effectiveness of Provisions Relating to Subsequent Financings and Joinder.
     Schedule I attached hereto shall set forth a description of the principal Financing Documents related to each Financing, the name of the applicable Financing Agent and an abbreviated name of the related transaction, which shall be used by such Financing Agent to identify the capacity in which they have executed any documents or taken any action hereunder. Notwithstanding anything to the contrary contained herein, the provisions of this Agreement relating to subsequent Financings, the subsequent Financing Assets, and the subsequent Financing Agents shall not become operative until the applicable subsequent Financing Agent shall have executed and delivered to each of the parties hereto an executed counterpart of the joinder agreement attached hereto as Exhibit C agreeing to be bound by all the applicable terms and conditions hereof and of the Lockbox Agreement. In connection with each subsequent Financing, the Originator will update Schedule I hereto and provide copies to each of the parties hereto.
     Section 16. Indemnification.
     The Originator hereby agrees to indemnify and hold harmless the Lockbox Bank, the Lockbox Servicer, and each Financing Agent and each director, officer, employee, agent and affiliate thereof (collectively, the “Indemnified Parties”) from and against any and all losses, liabilities (including liabilities for penalties), claims, demands, actions, suits, judgments, out–of–pocket costs and expenses (including legal fees and expenses) (collectively, the “Indemnified Amounts”) arising out of or resulting from the execution, performance and enforcement of this Agreement, except for Indemnified Amounts arising out of or resulting from the gross negligence, willful misconduct or bad faith of the applicable Indemnified Party. The obligations

Fourth A&R Lockbox Admin. and Intercreditor	14

of the Originator under this Section 16 shall survive the termination of this Agreement and/or the earlier termination or resignation of an Indemnified Party.
     Section 17. Lockbox Agreement.
     All services of the Lockbox Bank and the Lockbox Servicer in the performance of Remittance processing, deposit and other administrative duties hereunder shall be governed by the Lockbox Agreement.
     Section 18. Other Transactions.
     Nothing herein shall limit, restrict or impair Bank of America in any other transaction or relationship with the Originator or any affiliate of the Originator in such capacity and this Agreement applies to Bank of America solely in its capacity as Lockbox Bank.
     Section 19. No Proceedings.
     Each of the parties hereto hereby agrees not to institute or join any other person or entity in instituting, any suit pursuant to Title 11, United States Code, or any similar suit or proceeding under then applicable state or federal law providing for the relief of debtors or the protection of creditors, against the Owner prior to the date which is one year and one day (or, if longer, the applicable preference period then in effect) after payment of all obligations of the Owner to each applicable Financing Agent (and the parties for which it is acting as agent) are paid in full. This section shall survive any termination of this Agreement.
     Section 20. Financing Asset Reports.
     The Originator and the Original Servicer agree to deliver to each of the Financing Agents, no less frequently than quarterly, a report (the “Financing Asset Report”) that specifies the aggregate amount of all of the Financing Assets and the portion of such aggregate amount held by each Financing Agent and such other detail as the Originator and the Original Servicer or any Financing Agent shall deem appropriate to enable the Financing Agents to calculate the Requisite Financing Agents.
[Remainder of page intentionally left blank]

Fourth A&R Lockbox Admin. and Intercreditor	15

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, Successor by
Merger to Wells Fargo Bank Minnesota, National
Association, as the CS Funding II Facility Agent, the
2002-2 Securitization Agent, the 2003-1
Securitization Agent, the 2003-2 Securitization
Agent, the 2004-1 Securitization Agent, the 2004-2
Securitization Agent and the 2005-1 Securitization
Agent

By:	/s/ Cory Branden
Name:	Cory Branden
Title:	Vice President

BANK OF AMERICA, N.A., not in its individual capacity but solely as the Lockbox Bank

By:	/s/ Peter N. Knickerbacker
Name:	Peter N. Knickerbacker
Title:	Senior Vice President

HARRIS NESBITT CORP., as the CS Funding Agent

By:	/s/ Kevin P. Gibbons
Name:	Kevin P. Gibbons
Title:	Managing Director

WACHOVIA CAPITAL MARKETS, LLC, as the CS Funding III Warehouse Agent

By:	/s/ Paul A. Burkhart
Name:	Paul A. Burkhart
Title:	Vice President

BANK OF MONTREAL, CHICAGO BRANCH as the Mariner Facility Agent

By:	/s/ Stephen Maenhout
Name:	Stephen Maenhout
Title:	Vice President

Fourth A&R Lockbox Admin. and Intercreditor

JPMORGAN CHASE BANK, N.A., as CS Funding V Agent
By:	/s/ Christine Herrick
Name:	Christine Herrick
Title:	Vice President

CAPITALSOURCE FINANCE LLC, as the Originator, as the Original Servicer and the Lockbox Servicer

By:	/s/ Giles R. Coates
Name:	Giles R. Coates
Title:	Director – Treasury and Risk Management

CAPITALSOURCE FUNDING INC., as the Owner
By:	/s/ Steven A. Museles
Name:	Steven A. Museles
Title:	Senior Vice President

Fourth A&R Lockbox Admin. and Intercreditor

EXHIBIT A
LOCKBOX AGREEMENT
SEE ATTACHED

Fourth A&R Lockbox and Intercreditor Agreement	Exhibit A-1

EXHIBIT B
NOTICE ADDRESSES
If to the CS Funding II Facility Agent, the 2002-2 Securitization Agent, the 2003-1 Securitization Agent, the 2003-2 Securitization Agent, the 2004-1 Securitization Agent, the 2004-2 Securitization Agent or the 2005-1 Securitization Agent:

Wells Fargo Bank, National Association
Sixth and Marquette Avenue
MAC N9311–161
Minneapolis, Minnesota 55479
Attention:	Corporate Trust Services Asset–Backed Administration
Facsimile No.:	(612) 667–3539
Confirmation No.:	(612) 667–8058

with a copy to:

Wachovia Capital Markets, LLC
One Wachovia Center, Mail Code: NC 0600
Charlotte, North Carolina 28288
Attention:	Mary Katherine Dubose
Facsimile No.:	(704) 374–6495
Confirmation No.:	(704) 383–0906

And a copy to:

Citigroup Global Markets Realty Corp.
390 Greenwich Street, 6th Floor
New York, NY 10013
Attn: Asset-Backed Finance
If to the CS Funding III Facility Agent:

Wachovia Capital Markets, LLC
One Wachovia Center, Mail Code: NC 0600
Charlotte, North Carolina 28288
Attention:	Raj Shah
Facsimile No.:	(704) 715–0067
Confirmation No.:	(704) 374–6230
If to the CS Funding Agent:

Fourth A&R Lockbox and Intercreditor Agreement	Exhibit B-1

Harris Nesbitt Corp.
115 South LaSalle Street
13th Floor West
Chicago, Illinois 60603
Attention:	Kevin Gibbons
Facsimile No.:	(312) 293-4908
Confirmation No.:	(312) 461-5542
If to the Mariner Facility Agent:
Harris Nesbitt Financing, Inc.
115 South LaSalle Street, 12th Floor West
Chicago, Illinois 60603
Attention: Amy Dumser
Telephone: (312) 750-4371
Facsimile: (312) 750-6057
With a copy to
Attention: Maria Torres
115 South LaSalle, 17th Floor West
Chicago, Illinois 60603
Email: maria.torres@bmo.com
Telephone: (312) 750-4347
Facsimile: (312) 750-4345
If to the CS Funding V Agent:
JPMorgan Chase Bank, N.A.
1111 Fannin Street, 10th Floor
Houston, Texas 77002-8069
Attention of Loan and Agency Services
Telecopy No. (713) 750-2223
Telephone No. (713) 750-3570
With a copy to:
JPMorgan Chase Bank, N.A.,
270 Park Avenue, 4th Floor,
New York, New York 10017-2014,
Attention of Collateral Management Services Group
Telecopy No. (212) 270-4628
Telephone No. (212) 270-7449
And a copy to:

Fourth A&R Lockbox and Intercreditor Agreement	Exhibit B-2

JPMorgan Chase Bank, N.A.,
270 Park Avenue,
New York, New York 10017,
Attention of Financial Institutions Corporate Banking
Telecopy No. (212) 270-1511
Telephone No. (212) 270-9747
If to a subsequent Financing Agent:

To the Notice Address Specified in the Applicable Joinder Agreement
If to the Lockbox Bank:

Bank of America, N.A.
Mail Code: MD4–301–10–38
225 N. Calvert Street
Baltimore, Maryland 21202
Attention:	Deposit Support East Manager
Facsimile No.:	(410) 347-0316
Confirmation No.:	(410) 605–8616
If to the Owner:

CapitalSource Funding Inc.
4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland 20815
Attention:	Treasurer
Facsimile No.:	(301) 841–2700
Confirmation No.:	(301) 841–2307
If to the Originator or any of its affiliates, the Lockbox Servicer or the Original Servicer:

CapitalSource Finance LLC
4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland 20815
Attention:	Treasurer
Facsimile No.:	(301) 841–2700
Confirmation No.:	(301) 841–2307

Fourth A&R Lockbox and Intercreditor Agreement	Exhibit B-3

EXHIBIT C
JOINDER IN FOURTH AMENDED AND RESTATED INTERCREDITOR
AND LOCKBOX ADMINISTRATION AGREEMENT
     As required by Section 15 of the Fourth Amended and Restated Intercreditor and Lockbox Administration Agreement, dated as of June 30, 2005 (such agreement as amended, modified, supplemented or restated from time to time, the “Agreement”), [Name of Financing Agent], a [type of entity/jurisdiction of formation], hereby agrees to be bound by all the terms and provisions of the Agreement as a Financing Agent thereunder and shall, for all purposes, be a “Financing Agent” thereunder.
     IN WITNESS WHEREOF, the undersigned has executed this joinder in the Agreement as of this [___] day of [___].

[FINANCING AGENT]
By:
Name:
Title:

[Executed counterpart to go to each of the parties to the Agreement – Agreement Section 15]

Fourth A&R Lockbox and Intercreditor Agreement	Exhibit C

EXHIBIT C-1
NOTICE ADDRESS FOR FINANCING AGENT
If to the [Name of Financing Agent]:

[Name]
[ ]
[ ]
Attention:	[ ]
Facsimile No.:	[ ]
Confirmation No.:	[ ]

Fourth A&R Lockbox and Intercreditor Agreement	Exhibit C-1

SCHEDULE I

Description of Principal		Abbreviated Name of
Financing Documents	Financing Agent	Transaction
Fourth Amended and Restated Loan Certificate and Servicing Agreement dated May 28, 2004	Harris Nesbitt Corp.	CS Funding Facility

Amended and Restated Sale and Servicing Agreement dated October 7, 2004 Indenture dated September 17, 2003	Wells Fargo Bank Minnesota, National Association, successor by merger to Wells Fargo Bank Minnesota, National Association	CS Funding II Facility

Sale and Servicing Agreement dated April 20, 2004	Wachovia Capital Markets, LLC	CS Funding III Facility

Amended and Restated Loan Agreement dated February 10, 2005	Bank of Montreal, Chicago Branch	Mariner Facility

Sale and Servicing Agreement and Credit Agreement, each dated June 30, 2005	JPMorgan Chase Bank, N.A.	CS Funding V Facility

Commercial Loan Sale Agreement Sale and Servicing Agreement Indenture each dated October 30, 2002	Wells Fargo Bank, National Association, successor by merger to Wells Fargo Bank Minnesota, National Association	2002-2 Securitization

Commercial Loan Sale Agreement Sale and Servicing Agreement Indenture each dated April 17, 2003	Wells Fargo Bank, National Association, successor by merger to Wells Fargo Bank Minnesota, National Association	2003-1 Securitization

Commercial Loan Sale Agreement Sale and Servicing Agreement Indenture each dated November 25, 2003	Wells Fargo Bank, National Association, successor by merger to Wells Fargo Bank Minnesota, National Association	2003-2 Securitization

Fourth A&R Lockbox and Intercreditor Agreement	Schedule I-1

Description of Principal		Abbreviated Name of
Financing Documents	Financing Agent	Transaction
Commercial Loan Sale Agreement Sale and Servicing Agreement Indenture, each dated June 22, 2004	Wells Fargo Bank, National Association	2004-1 Securitization

Commercial Loan Sale Agreement Sale and Servicing Agreement Indenture, each dated October 28, 2004	Wells Fargo Bank, National Association	2004-2 Securitization

Commercial Loan Sale Agreement Sale and Servicing Agreement Indenture, each dated April 14, 2005	Wells Fargo Bank, National Association	2005-1 Securitization

Fourth A&R Lockbox and Intercreditor Agreement	Schedule I-2